KENNEDY WILSON

THE BRISTOL AT SOUTHPORT
RENTON, WASHINGTON

Q3 2021 | EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended September 30, 2021

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information available at www.kennedywilson.com.

Contact: Daven Bhavsar, CFA
Vice President of Investor Relations
(310) 887-3431
dbhavsar@kennedywilson.com	151 S. El Camino Drive
www.kennedywilson.com	Beverly Hills, CA 90212

NEWS RELEASE
KENNEDY WILSON REPORTS THIRD QUARTER 2021 RESULTS
Company increases quarterly dividend by 9%
BEVERLY HILLS, Calif. (November 3, 2021) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported results for 3Q-2021:

	3Q		YTD
(Amounts in millions, except per share data)	2021	2020	2021	2020
GAAP Results
GAAP Net Income (Loss) to Common Shareholders	$65.9	($25.1)	$275.7	($77.1)
Per Diluted Share	0.47	(0.18)	1.96	(0.55)

Non-GAAP Results
Adjusted EBITDA	$202.7	$76.3	$740.5	$261.1
Adjusted Net Income	111.9	27.3	423.5	84.1
“Our strong 3Q and year-to-date results reflect the tremendous progress we have made in growing our business over the last 18 months," said William McMorrow, Chairman and CEO of Kennedy Wilson. “We saw exceptional rent growth across our portfolio in 3Q resulting in continued growth in the value of our real estate portfolio. I am also pleased to report that the Board of Directors increased the quarterly dividend by 9% to $0.24 per share."

3Q Highlights
•Adjusted EBITDA to $203 million (vs. $76 million in 3Q-20):
◦KW's share of recurring property NOI, loan income and fees totaled $111 million in 3Q-21, an increase of $9 million from 3Q-20.
◦KW's share of gains from the sale of real estate, increases in fair values and promotes totaled $139 million in 3Q-21, an increase of $130 million from 3Q-20.
•Assets Under Management (AUM) Grows by 17% to $20.5 Billion (vs. $17.6 Billion at 4Q-20)

•Completed $1.8 billion in Investment Transactions Which Grew Estimated Annual NOI and Fee-Bearing Capital:

	Gross Transaction Value ($ in millions)	Est. Annual NOI To KW ($ in millions)	Fee-Bearing Capital ($ in billions)
As of 2Q-21		$403	$4.5
Gross acquisitions and loan investments	$1,229	17	0.4
Gross dispositions and loan repayments	537	(4)	(0.1)
Assets stabilized / (unstabilized)	—	(2)	—
Operations	—	3	—
FX and other	—	(4)	—
Total as of 3Q-21	$1,766	$413	$4.8

•Estimated Annual NOI Grows by $10 Million to $413 Million:
◦Estimated Annual NOI from the stabilized portfolio increased by $10 million to $413 million driven primarily by 3Q acquisition activity.
◦Development and lease-up portfolio expected to add approximately $105 million in Estimated Annual NOI upon completion of construction by 2024 and stabilization by 2025.
•23% YTD Growth in Fee-Bearing Capital: Fee-Bearing Capital totaled $4.8 billion as of 3Q-21, a 23% increase YTD. In addition, the Company has approximately $2.1 billion in additional non-discretionary capital with certain strategic partners that is currently available for investment.
◦24% Growth in Debt Platform in 3Q: Completed loan investments totaling $440 million and loan repayments totaled $151 million, resulting in 24% growth in 3Q-21. The Company has a 9% ownership in its debt platform, which totals $1.6 billion of outstanding loans (including $140 million of future funding commitments) and $1.3 billion of Fee-Bearing Capital as of quarter-end.
•Multifamily and Office Same Property Performance(1):

	3Q - 2021 vs. 3Q - 2020			YTD - 2021 vs. YTD - 2020
	Occupancy	Revenue	NOI	Occupancy	Revenue	NOI
Multifamily - Market Rate	0.7%	7.1%	10.4%	0.6%	2.0%	1.6%
Multifamily - Affordable	0.5%	4.3%	3.3%	1.6%	3.2%	2.0%
Office	(1.3)%	2.0%	3.6%	(1.3)%	5.1%	6.3%
Total		5.1%	6.9%		3.2%	3.4%
(1) Excludes minority-held investments
3Q-21 Investment Activity
Capital Allocation:
•In 3Q-21, the Company invested $295 million of cash, allocating 76% to new investments, 16% to capex and development initiatives, and 8% to share repurchases.
•For YTD-21, the Company invested $868 million of cash, allocating 78% to new investments, 17% to capex and development initiatives, and 5% to share repurchases.

•3Q Acquisitions and Loan Investments Add $17 million of Estimated Annual NOI:
◦Western U.S. Multifamily Expansion: Acquired two wholly-owned multifamily properties in Seattle, Washington and one wholly-owned property in the greater Denver, Colorado region totaling 879 units for $399 million, adding $14 million in Est. Annual NOI to KW.
◦Co-investment Portfolio: Acquired $390 million of real estate investments in which KW has a 12% ownership in, which added $2 million of Est. Annual NOI to KW.
•3Q Dispositions Totaled $383 Million, Including the Following Key Dispositions:
◦The Company sold $295 million of investments from its co-investment portfolio, in which it had a weighted-average ownership of 6%. The dispositions resulted in total cash profit of $128 million to KW and its partners over the ownership period. The Company's share of the profit, including promote, was approximately $14 million over the ownership period.

Balance Sheet and Capital Markets
•$1.3 billion in Cash and Lines of Credit: As of September 30, 2021, Kennedy Wilson had a total of $841 million(1) in cash and cash equivalents and $500 million of capacity on its undrawn revolving line of credit. In 4Q-21, the Company fully redeemed the remaining $296 million outstanding of its 3.95% sterling-denominated Kennedy Wilson Europe unsecured bonds maturing in 2022.
•Unsecured Debt Transactions:
◦The Company issued $600 million of 4.75% unsecured senior notes due 2030. The proceeds were used to fully repay $289 million outstanding on its revolving line of credit in 3Q-21 and to fully redeem the remaining $296 million outstanding of its 3.95% sterling-denominated Kennedy Wilson Europe unsecured bonds maturing in 2022, which was repaid in 4Q-21.
•Debt Profile: Pro-forma for the 4Q-21 debt repayment described above, Kennedy Wilson's share of debt had a weighted average interest rate of 3.6% per annum and a weighted-average maturity of 6.5 years. Approximately 89% of our debt is either fixed or hedged with interest rate caps.
•Share Repurchase Program(2): In 3Q-21, Kennedy Wilson repurchased 1.2 million shares for $25 million at a weighted-average price of $21.55 per share. As of September 30, 2021, the Company had $213 million remaining available under its $500 million share repurchase plan. Since the launch of the plan in March 2018, the Company has repurchased 15.7 million shares, or approximately 10% of its outstanding share count, for $287 million at a weighted-average price of $18.22 per share.
•9% Dividend Increase: The Company announced a 9% increase in the common dividend per share to $0.24 per quarter, or $0.96 on an annualized basis.

_____________________________________________________________________________________

Footnotes
(1) Represents consolidated cash and includes $340 million of restricted cash, which is included in cash and cash equivalents. The Company's share of cash, including unconsolidated joint-ventures, totals $955 million.
(2) Future purchases under the program may be made in the open market, in privately negotiated transactions, through the net settlement of the company's restricted stock grants or otherwise, with the amount and timing of the repurchases dependent on market conditions and subject to the Company's discretion. The program does not obligate the Company to repurchase any specific number of shares and, subject to compliance with applicable laws, may be suspended or terminated at any time without prior notice.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on Thursday, November 4. The direct dial-in number for the conference call is (844) 340-4761 for U.S. callers and (412) 717-9616 for international callers. A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (877) 344-7529 for U.S. callers and (412) 317-0088 for international callers. The passcode for the replay is 10160706.
The webcast will be available at: https://services.choruscall.com/links/kw211104cCHqAWtJ.html. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a leading global real estate investment company.  We own, operate, and invest in real estate both on our own and through our investment management platform.  We focus on multifamily and office properties located in the Western U.S., UK, and Ireland. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$840.8	$965.1
Accounts receivable	43.2	47.9
Real estate and acquired in place lease values (net of accumulated depreciation and amortization of $802.7 and $815.0)	4,836.9	4,720.5
Unconsolidated investments (including $1,583.8 and $1,136.5 at fair value)	1,737.9	1,289.3
Other assets	189.4	199.1
Loan purchases and originations	126.4	107.1
Total assets	$7,774.6	$7,329.0

Liabilities
Accounts payable	$13.1	$30.1
Accrued expenses and other liabilities	549.5	531.7
Mortgage debt	2,674.3	2,589.8
KW unsecured debt	1,775.7	1,332.2
KWE unsecured bonds	929.1	1,172.5
Total liabilities	5,941.7	5,656.3
Equity
Cumulative perpetual preferred stock	295.2	295.2
Common stock	—	—
Additional paid-in capital	1,702.0	1,725.2
Retained earnings	196.3	17.7
Accumulated other comprehensive loss	(393.7)	(393.6)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,799.8	1,644.5
Noncontrolling interests	33.1	28.2
Total equity	1,832.9	1,672.7
Total liabilities and equity	$7,774.6	$7,329.0

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Rental	$96.1	$102.2	$279.7	$308.8
Hotel	6.2	3.1	9.2	10.4
Investment management and property services fees	9.7	8.9	27.1	25.2
Loans and other	2.4	1.3	6.2	1.5
Total revenue	114.4	115.5	322.2	345.9
Expenses
Rental	32.4	33.5	97.8	102.2
Hotel	3.7	2.7	7.8	10.9
Commission and marketing	0.1	0.9	0.7	2.5
Compensation and related (includes $6.9 and $7.6 and $21.9 and $24.5 of share-based compensation)	40.2	26.3	123.5	85.1
General and administrative	8.9	8.6	24.7	26.1
Depreciation and amortization	39.2	44.3	125.3	135.1
Total expenses	124.5	116.3	379.8	361.9
Income from unconsolidated investments	143.1	14.9	213.9	45.0
Gain on sale of real estate, net	15.0	4.0	417.0	47.7
Transaction-related expenses	—	(0.1)	(0.4)	(0.6)
Interest expense	(45.3)	(50.8)	(141.4)	(150.0)
Loss on early extinguishment of debt	—	—	(38.6)	(1.3)
Other income (loss)	0.4	0.3	(2.6)	0.2
Income / (loss) before benefit from (provision for) income taxes	103.1	(32.5)	390.3	(75.0)
(Provision for) benefit from income taxes	(30.6)	12.8	(98.2)	10.3
Net income (loss)	72.5	(19.7)	292.1	(64.7)
Net (income) loss attributable to noncontrolling interests	(2.3)	(1.1)	(3.5)	0.5
Preferred dividends	(4.3)	(4.3)	(12.9)	(12.9)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$65.9	$(25.1)	$275.7	$(77.1)
Basic earnings (loss) per share
Earnings (loss) per share	$0.48	$(0.18)	$1.98	$(0.55)
Weighted average shares outstanding	138,934,754	140,119,442	138,989,733	140,181,438
Diluted earnings (loss) per share
Earnings (loss) per share	$0.47	$(0.18)	$1.96	$(0.55)
Weighted average shares outstanding	139,437,126	140,119,442	140,565,582	140,181,438
Dividends declared per common share	$0.22	$0.22	$0.66	$0.66
(1) Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)
(Dollars in millions)

The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted EBITDA, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$65.9	$(25.1)	$275.7	$(77.1)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Interest expense	55.9	57.5	167.3	172.4
Loss on early extinguishment of debt	—	—	38.6	1.3
Depreciation and amortization	39.1	44.8	125.9	136.7
Provision for (benefit from) income taxes	30.6	(12.8)	98.2	(9.6)
Preferred dividends	4.3	4.3	12.9	12.9
Share-based compensation	6.9	7.6	21.9	24.5
Adjusted EBITDA	$202.7	$76.3	$740.5	$261.1
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

The table below provides a detailed reconciliation of net income to Adjusted EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$72.5	$(19.7)	$292.1	$(64.7)
Non-GAAP adjustments:
Add back:
Interest expense	45.3	50.8	141.4	150.0
Loss on early extinguishment of debt	—	—	38.6	1.3
Kennedy Wilson's share of interest expense included in unconsolidated investments	11.2	7.5	28.0	24.7
Depreciation and amortization	39.2	44.3	125.3	135.1
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	1.1	1.7	4.2	5.2
Provision for (benefit from) income taxes	30.6	(12.8)	98.2	(10.3)
Kennedy Wilson's share of taxes included in unconsolidated investments	—	—	—	1.1
Share-based compensation	6.9	7.6	21.9	24.5
EBITDA attributable to noncontrolling interests(1)	(4.1)	(3.1)	(9.2)	(5.8)
Adjusted EBITDA	$202.7	$76.3	$740.5	$261.1
(1) EBITDA attributable to noncontrolling interest includes $1.2 million and $1.2 million of depreciation and amortization, $0.6 million and $0.8 million of interest, and $0.0 million and $0.0 million of taxes, for the three months ended September 30, 2021 and 2020, respectively. EBITDA attributable to noncontrolling interest includes $3.6 million and $3.6 million of depreciation and amortization, $2.1 million and $2.3 million of interest, and $0.0 million and $0.4 million of taxes, for the nine months ended September 30, 2021 and 2020, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted Net Income
(Unaudited)
(Dollars in millions, except share data)
The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted Net Income, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$65.9	$(25.1)	$275.7	$(77.1)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Depreciation and amortization	39.1	44.8	125.9	136.7
Share-based compensation	6.9	7.6	21.9	24.5
Adjusted Net Income	$111.9	$27.3	$423.5	$84.1

Weighted average shares outstanding for diluted	139,437,126	140,119,442	140,565,582	140,181,438
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

The table below provides a detailed reconciliation of net income to Adjusted Net Income.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$72.5	$(19.7)	$292.1	$(64.7)
Non-GAAP adjustments:
Add back (less):
Depreciation and amortization	39.2	44.3	125.3	135.1
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	1.1	1.7	4.2	5.2
Share-based compensation	6.9	7.6	21.9	24.5
Preferred dividends	(4.3)	(4.3)	(12.9)	(12.9)
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(3.5)	(2.3)	(7.1)	(3.1)
Adjusted Net Income	$111.9	$27.3	$423.5	$84.1

Weighted average shares outstanding for diluted	139,437,126	140,119,442	140,565,582	140,181,438
(1) Includes $1.2 million and $1.2 million of depreciation and amortization for the three months ended September 30, 2021 and 2020, respectively, and $3.6 million and $3.6 million of depreciation and amortization for the nine months ended September 30, 2021 and 2020, respectively.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" sections of each our Annual Report on Form 10-K for the year ended December 31, 2020, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries.
·    “Adjusted EBITDA” represents net income before interest expense, loss on early extinguishment of debt, our share of interest expense included in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in unconsolidated investments, provision for (benefit from) income taxes, our share of taxes included in unconsolidated investments, share-based compensation, and EBITDA adjustments attributable to noncontrolling interests.
Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not remove all non-cash items (such as acquisition-related gains) or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

·    "Adjusted Fees" refers to Kennedy Wilson’s gross investment management, property services and research fees adjusted to include Kennedy Wilson's share of fees eliminated in consolidation, Kennedy Wilson’s share of fees in unconsolidated service businesses and performance fees included in unconsolidated investments. Our management uses Adjusted fees to analyze our investment management and real estate services business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management, property services and research fees and makes the Company comparable to other real estate companies that provide investment management and real estate services but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·  “Adjusted Net Income” represents net income (loss) before depreciation and amortization, our share of depreciation and amortization included in unconsolidated investments, share-based compensation, preferred dividends and net income attributable to noncontrolling interests, before depreciation and amortization.  Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   “Annual Return on Loans” is a metric that applies to our real estate debt business that represents the sum of annual interest income, transaction fees and the payback of principal for discounted loan purchases, amortized over the life of the loans and divided by the principal balances of the loans.

·  "Cap rate" represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable.  Cap rates set forth in this presentation only includes data from income-producing properties. We calculate cap rates based on information that is supplied to us during the acquisition diligence process. This information is not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·    "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP and third-party equity providers.
·    "Estimated Annual NOI" is a property-level non-GAAP measure representing the estimated annual net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. For the Company’s hotel portfolio, the Company provides a trailing-12 month NOI of $9.0 million, which excludes the period during which the hotel was fully closed due to restrictions related to the COVID-19 pandemic. Additionally, for assets wholly-owned and fully occupied by KW, the Company provides an estimated NOI for valuation purposes of $4.1 million, which includes an assumption for applicable market rents. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2021, the NOI represents estimated Year 1 NOI from our original underwriting. Estimated year 1 NOI for properties purchased in 2021 may not be indicative of the actual results for those properties. Estimated annual NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Please also see the definition of "Net operating income" below.  The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, the sale of real estate that have not yet occurred and other items and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
·     "Fee-Bearing Capital" represents total third-party committed or invested capital that we manage in our joint-ventures and commingled funds that entitle us to earn fees, including without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or promoted interest, if applicable.
·     "Gross Asset Value” refers to the gross carrying value of assets, before debt, depreciation and amortization, and net of noncontrolling interests.
·    "Internal Rate of Return" (“IRR”) is based on cumulative contributions and distributions to Kennedy Wilson on each investment that has been sold and is the leveraged internal rate of return on equity invested in the investment. The IRR measures the return to Kennedy Wilson on each investment, expressed as a compound rate of interest over the entire investment period. This return does take into account carried interest, if applicable, but excludes management fees, organizational fees, or other similar expenses.·
·   "Net operating income" or "NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting certain property expenses from property revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·    "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio. Please also refer to the pro-rata financial data in our supplemental financial information.
·    "Property NOI" or "Property-level NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel property expenses from the Company's Pro-Rata rental and hotel revenues. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·    "Real Estate Assets under Management" ("AUM") generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly-owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our AUM. The estimated value of development properties is included at estimated completion cost.
·   "Return on Equity" is a ratio calculated by dividing the net cash distributions of an investment to Kennedy Wilson, after the cost of leverage, if applicable, by the total cash contributions by Kennedy Wilson over the lifetime of the investment.
·     “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The same property information presented throughout this report is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, Net Operating Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, and our estimated annual net operating income metrics, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

KW-IR

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	September 30, 2021	December 31, 2020
Market Data
Common stock price per share	$20.92	$17.89
Common stock and convertible preferred stock
Common stock shares outstanding	139,603,243	141,365,323
Shares of common stock underlying convertible perpetual preferred stock(1)	12,000,000	12,000,000
Total Common stock outstanding and underlying convertible preferred stock	151,603,243	153,365,323

Equity Market Capitalization	$3,171.5	$2,743.7

Kennedy Wilson's Share of Debt
Kennedy Wilson's share of property debt(2)	4,543.9	4,105.8
Senior notes payable	1,800.0	1,150.0
Kennedy Wilson Europe bonds(3)	636.4	1,177.2
Credit Facility	—	200.0
Total Kennedy Wilson's share of debt	6,980.3	6,633.0
Total Capitalization	$10,151.8	$9,376.7
Less: Kennedy Wilson's share of cash(3)	(652.1)	(1,033.2)
Total Enterprise Value	$9,499.7	$8,343.5

(1) Assumes conversion of $300 million convertible perpetual preferred investment based on current conversion price of $25.00 per share. The preferred stock is callable by Kennedy Wilson on and after October 15, 2024.
(2) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $442.4 million, based on economic ownership.
(3) Pro-Forma for $295.9 million paydown of the remainder 2022 KWE Bonds, made on October 11, 2021.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary
As of September 30, 2021
(Unaudited, Dollars in millions)

Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of September 30, 2021. Please note that excluded below is the potential value of the Company's future promoted interest as well as the value of the Company's team and brand.

				Kennedy Wilson's Share
Investments		Description	Occupancy	Est. Annual NOI(1)(2)	Page #
Income Producing Assets
1	Multifamily(3)	28,459 units	96.1%	$204.5	21
2	Office	9.9 million square feet	93.1%	138.7	22
3	Retail and Industrial	9.1 million square feet	94.0%	51.8	23
4	Hotels	2 Hotels / 337 Hotel Rooms	N/A	9.0	24
5	Loans(5)	26 loan investments KW Loan balance of $129.6 million	N/A	8.8	24
	Total			$412.8

Lease-up, Development, and Non-income Producing Assets				KW Gross Asset Value
6	Lease-up Portfolio(5) (6)	523 multifamily units 1.1 million office sq. ft. 0.6 million retail sq. ft.	38.0%	$591.1	25
7	Development Projects(5)(6)	4,421 multifamily units 0.6 million office sq. ft. 0.2 million industrial sq. ft. One five-star resort	N/A	660.6	26
8	Residential and other(5)	19 investments	N/A	283.5	24
	Total			$1,535.2

Investment Management and Real Estate Services			Fee-Bearing Capital	Adj. Fees(7)
9	Investment management	Asset management fees (T-12)	$4,750	$33.6	30
10	Investment Management	Performance fees (T-12)		$67.3	30
	Total			$100.9

Net Debt				Total
11	KW Share of Debt(4)(8)	Secured and Unsecured Debt		$6,980.3
12	KW Share of Cash(8)	Cash		(652.1)
	Total Net Debt			$6,328.2	28

(1) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for Estimated Annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact Estimated Annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for Estimated Annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
(2) Based on weighted-average ownership figures held by KW.
(3) Includes 8,595 affordable units the Company owns through its Vintage Housing Holdings platform. Kennedy Wilson's equity investment in Vintage Housing Holdings has a fair value of $149.6 million as of September 30, 2021.
(4) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $442.4 million, based on economic ownership.
(5) See additional detail related to Lease-up, Development, and Non-income Producing Assets, as of September 30, 2021. KW Share of Debt below is included in the Net Debt amounts within the Components of Value Summary above.

	KW Gross Asset Value	KW Share of Debt	Investment Account (Gross asset value - share of debt)
Lease-up - Multifamily and Commercial	$591.1	$116.5	$474.6
Development - Multifamily, Commercial, and Hotel	660.6	306.4	354.2
Residential and other	283.5	16.8	266.7
Lease-up, Development, and Non-income Producing Assets	$1,535.2	$439.7	$1,095.5
(6) Includes $97.6 million of gross asset value related to assets under development in Vintage Housing Holdings as of September 30, 2021.
(7) TTM figures are representative of the trailing 12 months and are not indicators of the actual results that the Company will or expects to realize in any period.
(8) Pro-Forma for $295.9 million paydown of the remainder 2022 KWE Bonds, made on October 11, 2021.

Kennedy-Wilson Holdings, Inc.
Stabilized Portfolio
As of September 30, 2021
(Unaudited, Dollars in millions)

The following information reflects Kennedy Wilson's Pro-rata share of Estimated Annual NOI (from income-producing assets) by geography and property type, as of September 30, 2021, of which 66% is derived from wholly-owned assets.
The following summarizes Kennedy Wilson's Pro-rata share of Estimated Annual NOI from its stabilized income-producing portfolio by property type and geography.

	Pacific Northwest	Southern California	Northern California	Mountain West	Hawaii	U.K.	Ireland	Italy	Spain	Total
Multifamily - Market Rate	$43.6	$23.4	$23.7	$58.0	$—	$—	$26.9	$—	$—	$175.6
Multifamily - Affordable	18.5	3.3	2.4	4.7	—	—	—	—	—	28.9
Commercial - Office	18.1	10.7	9.2	2.6	—	57.3	31.2	9.3	0.3	138.7
Commercial - Retail	0.9	3.6	—	5.9	—	19.2	9.5	—	6.6	45.7
Commercial - Industrial	—	—	—	0.3	—	5.8	—	—	—	6.1
Hotel	—	—	—	—	0.1	—	8.9	—	—	9.0
Loans	1.7	2.7	2.3	1.3	0.1	0.7	—	—	—	8.8
Total Estimated Annual NOI	$82.8	$43.7	$37.6	$72.8	$0.2	$83.0	$76.5	$9.3	$6.9	$412.8

Kennedy-Wilson Holdings, Inc.
Segment Investment Summary
As of September 30, 2021
(Unaudited)
(Dollars in millions, except Fee-Bearing Capital)

The following summarizes Kennedy Wilson's income-producing portfolio by segment. Excluded below are lease-up, development, and residential and other investments.

Stabilized Portfolio
KW Segment	Description	Balance Sheet Classification	Multifamily Units	Commercial Rentable Sq. Ft.	Hotels	Loan Investments	KW Share of Est. Annual NOI(1)	Fee-Bearing Capital(2) ($bn)	KW Gross Asset Value	Ownership(3)
1) Consolidated	Consists primarily of wholly-owned real estate investments	Consolidated	8,911	6.9	1	—	$272.5	$—	$4,888.7	97.8%

2) Co-investment Portfolio:
~50% owned	Consists primarily of 50/50 investments with partners and our Vintage Housing joint-venture	Unconsolidated	15,322	1.0	—	—	107.1	1.1	2,209.0	46.1%
Minority owned	Includes fund investments, loans, and other minority-owned investments	Unconsolidated	4,226	11.1	1	26	33.2	3.7	590.6	11.4%
Co-investment Portfolio			19,548	12.1	1	26	$140.3	$4.8	$2,799.6	26.9%

Total Portfolio			28,459	19.0	2	26	$412.8	$4.8	$7,688.3	51.6%
(1)     Please see “common definitions” for a definition of Estimated Annual NOI and a description of its limitations, including the inability to provide a reconciliation to its most directly comparable forward-looking GAAP financial measure.
(2) Includes Fee-Bearing Capital related to lease-up, development, and non-income producing assets.
(3) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Portfolio
As of September 30, 2021
(Unaudited)
(Dollars in millions, except average rents per unit)

		Consolidated	Co-Investment (Unconsolidated)
Multifamily	# of Assets	Market-Rate Units	Market-Rate Units	Vintage Housing Affordable Units	Total # of Units	Occupancy (Asset Level)	Occupancy (KW Share)	Average Monthly Rents Per Market Rate Unit(1)(2)	KW Share of Estimated Annual NOI(3)
Mountain West	36	4,578	3,761	1,592	9,931	94.9%	95.1%	$1,366	$62.7
Pacific Northwest	45	1,973	2,449	5,623	10,045	96.8	96.7	1,736	62.1
Southern California	10	1,054	1,446	704	3,204	96.2	96.3	2,009	26.7
Northern California	9	1,306	952	676	2,934	97.0	96.7	1,997	26.1
Total Western U.S.	100	8,911	8,608	8,595	26,114	96.0%	96.0%	$1,641	$177.6
Ireland(4)	10	—	2,345	—	2,345	96.6	96.6	2,514	26.9
Total Stabilized(5)	110	8,911	10,953	8,595	28,459	96.1%	96.1%	$1,720	$204.5

Lease-up Assets	2	—	523	—	523	See Page 25 for more information
Development Projects	18	1,043	1,431	1,947	4,421	See Page 26 for more information
Total	20	1,043	1,954	1,947	4,944

Total Multifamily	130	9,954	12,907	10,542	33,403
(1) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units) divided by the number of units, and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Average Monthly Rents Per Market Rate Unit for the market rate portfolio based on Kennedy Wilson's share of units. Average Monthly Rents Per Unit for the affordable portfolio are $849, $927, $1,007, and $925 for Mountain West, Pacific Northwest, Southern California and Northern California, respectively.
(3) Please see “common definitions” for a definition of Estimated Annual NOI and a description of its limitations.
(4) Estimated foreign exchange rates are €0.86 = $1 USD, and £0.74 = $1 USD related to NOI.
(5) Includes 8,595 affordable units the Company owns through its Vintage platform, which the Company has a 37% economic ownership interest in.

Kennedy-Wilson Holdings, Inc.
Office Portfolio
As of September 30, 2021
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

Office	# of Assets	Consolidated Rentable Sq. Ft.	Co-Investment Rentable Sq. Ft. (Unconsolidated)	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI(2)
Pacific Northwest	3	0.6	0.6	1.2	98.9%	99.9%	$25.4	$18.1
Southern California(3)	6	0.2	1.3	1.5	85.8	93.0	61.9	10.7
Northern California	7	0.3	1.5	1.8	88.5	84.8	34.8	9.2
Mountain West	5	—	1.7	1.7	90.1	90.9	19.1	2.6
Total Western U.S.	21	1.1	5.1	6.2	90.2%	93.1%	$34.2	$40.6
United Kingdom(4)	13	1.4	0.5	1.9	88.5	87.9	41.2	57.3
Ireland(4)(5)	8	0.5	0.5	1.0	97.7	98.6	45.5	31.2
Italy(4)	7	0.7	—	0.7	100.0	100.0	15.4	9.3
Spain(4)	1	—	0.1	0.1	92.1	92.1	17.8	0.3
Total Europe(4)	29	2.6	1.1	3.7	93.2%	93.1%	$36.1	$98.1

Total Stabilized	50	3.7	6.2	9.9	91.3%	93.1%	$35.4	$138.7

Lease-up Assets	8	0.8	0.3	1.1	See page 25 for more information
Development Projects	5	0.2	0.4	0.6	See page 26 for more information
Total	13	1.0	0.7	1.7

Total Office	63	4.7	6.9	11.6
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of September 30, 2021 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Please see “common definitions” for a definition of Estimated Annual NOI and a description of its limitations.
(3) The information presented in this row for Southern California commercial assets includes our corporate headquarters wholly owned by KW comprising 58,000 sq. ft., $35 million of debt, 100% occupancy, $3.0 million in Estimated Annual NOI and KW Gross Asset Value of $66.5 million as of September 30, 2021.
(4) Estimated foreign exchange rates are €0.86 = $1 USD, and £0.74 = $1 USD, related to NOI.
(5) The information presented in this row for Ireland commercial assets includes our Irish headquarters wholly owned by KW comprising 16,000 sq. ft., 100% occupancy, $1.1 million in Estimated Annual NOI and KW Gross Asset Value of $29.7 million as of September 30, 2021.

Kennedy-Wilson Holdings, Inc.
Retail and Industrial Portfolio
As of September 30, 2021
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

Retail and Industrial	# of Assets	Consolidated Rentable Sq. Ft.	Co-Investment Rentable Sq. Ft. (Unconsolidated)	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI(2)
Pacific Northwest	1	0.1	—	0.1	100.0%	100.0%	$17.7	$0.9
Southern California	5	0.2	0.9	1.1	94.4	94.6	21.2	3.6
Mountain West	12	0.6	1.0	1.6	91.5	87.0	11.4	6.2
Total Western U.S.	18	0.9	1.9	2.8	92.0%	89.1%	$13.7	$10.7
United Kingdom(3)	73	1.6	3.9	5.5	97.9	95.9	13.7	25.0
Ireland(3)	2	0.4	—	0.4	93.4	93.4	25.0	9.5
Spain(3)	2	0.4	—	0.4	96.0	96.0	22.4	6.6
Total Europe(3)	77	2.4	3.9	6.3	97.5%	95.6%	$16.5	$41.1

Total Stabilized	95	3.3	5.8	9.1	96.3%	94.0%	$15.8	$51.8

Lease-up Assets	6	0.2	0.4	0.6	See page 25 for more information
Development Projects	2	—	0.2	0.2	See page 26 for more information
Total	8	0.2	0.6	0.8

Total Retail and Industrial	103	3.5	6.4	9.9
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of September 30, 2021 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Please see “common definitions” for a definition of Estimated Annual NOI and a description of its limitations.
(3) Estimated foreign exchange rates are €0.86 = $1 USD, and £0.74 = $1 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Portfolio
As of September 30, 2021
(Unaudited)
(Dollars in millions, except ADR)

Hotel	# of Assets	Hotel Rooms	Average Daily Rate(2)	Kennedy Wilson's Share of Estimated Annual NOI(1)
Hawaii	1	72	$119.8	$0.1
Ireland(3)	1	265	332.6	8.9
Total Hotel	2	337	$312.1	$9.0

Development	1	150	See page 26 for more information
Total Hotel	3	487
(1) Please see “common definitions” for a definition of Estimated Annual NOI and a description of its limitations.
(2) Average Daily Rate data is based on the most recent 12 months and is weighted based on the Company's ownership percentage in the underlying properties.
(3) Estimated foreign exchange rates are €0.86 = $1 USD, and £0.74 = $1 USD, related to NOI.

Loans	# of Loans	Average Interest Rate	Loan Balance (KW Share)	Kennedy Wilson's Share of Annual Interest Income
Pacific Northwest	4	7.4%	$22.5	$1.7
Southern California	6	7.2%	37.7	2.7
Northern California	8	6.8%	34.3	2.3
Mountain West	4	5.7%	22.4	1.3
Hawaii	1	5.0%	0.6	0.1
Total Western U.S.	23	6.8%	$117.5	$8.1
United Kingdom(1)	3	5.8%	12.1	0.7
Total Loans	26	6.7%	$129.6	$8.8
(3) Estimated foreign exchange rates are €0.86 = $1 USD, and £0.74 = $1 USD, related to Loan Balance.

Residential and Other	# of Investments	Residential Units/Lots	Total Acres	KW Gross Asset Value
Southern California	2	—	535	$19.6
Hawaii	5	225	3,242	184.0
Total Western U.S.	7	225	3,777	$203.6
United Kingdom(1)	1	—	1	4.5
Total Residential	8	225	3,778	$208.1

Other Investments	11	—	—	$75.4
Total Residential and Other	19	225	3,778	$283.5
(3) Estimated foreign exchange rates are €0.86 = $1 USD, and £0.74 = $1 USD, related to Gross Asset Value.

Kennedy-Wilson Holdings, Inc.
Lease-up Portfolio
As of September 30, 2021
(Unaudited)
(Dollars in millions)
Lease-Up Portfolio
This section includes the Company's assets that are undergoing lease-up. There is no certainty that these assets will reach stabilization in the time periods shown. In addition, the cost to complete lease-up assets is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

Property	Location	Type	KW Ownership %	# of Assets	Commercial Sq. Ft.	MF Units	Leased %	KW Share Est. Stabilized NOI	KW Est. Costs to Complete(1)	KW Gross Asset Value
2021
Old School	United Kingdom(2)	Office	100%	1	21,000	—	66%	$0.6	$0.5	$7.7
Capital Dock	Ireland(2)	Mixed-Use	50%	1	27,000	190	70%	4.5	2.8	98.4
	2021 Subtotal			2	48,000	190	68%	$5.1	$3.3	$106.1
2022
Stockley Park	United Kingdom(2)	Office	100%	1	54,000	—	—	$2.6	$0.2	$39.0
Maidenhead	United Kingdom(2)	Office	100%	1	65,000	—	—	2.7	0.1	37.1
The Oaks	Southern California	Office	100%	1	357,000	—	72%	6.3	9.3	129.1
Hamilton Landing H7	Northern California	Office	100%	1	61,000	—	—	1.5	5.8	16.6
Various	United Kingdom(2)	Retail	100%	2	168,000	—	—	1.7	1.0	24.4
Various	United Kingdom(2)	Office	100%	2	281,000	—	34%	8.4	15.6	142.2
	2022 Subtotal			8	986,000	—	36%	$23.2	$32.0	$388.4

	Total Lease-Up			10	1,034,000	190	37%	$28.3	$35.3	$494.5
Note: The table above excludes minority-interest investments and one asset expected to sell, totaling 333 units, 0.7 million commercial sq. ft. and KW Gross Asset Value of $96.6 million.
(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of September 30, 2021. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.
(2) Estimated foreign exchange rates are €0.86 = $1 USD and £0.74 = $1 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Development Projects - Income Producing
As of September 30, 2021
(Unaudited)
(Dollars in millions)
Development Projects - Income Producing
This section includes the market rate development or redevelopment projects that the Company is undergoing or considering, and excludes Vintage Housing Holdings and residential investments. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. In addition, the cost to complete development projects is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

					If Completed							Current
Property	Location	Type	Status	KW Ownership %	Est. Completion Date(1)	Est. Stabilization Date	Commercial Sq. Ft.	MF Units / Hotel Rooms	KW Share Est. Stabilized NOI	KW Est. Total Cost(1)	Est. Yield on Cost	KW Costs Incurred(2)	KW Est. Costs to Complete(1)
Hanover Quay	Ireland(3)	Office	Under Construction	60%	2021	2022	69,000	—	3	40	6%	36	4
Kildare	Ireland(3)	Office	Under Construction	100%	2022	2022	65,000	—	4	64	6%	46	18
River Pointe	Mountain West	Multifamily	Under Construction	100%	2022	2022	—	89	1	23	6%	11	12
38° North Phase II	Nor. California	Multifamily	Planning Received	100%	2023	2024	—	172	4	65	6%	6	59
Dovetail	Mountain West	Multifamily	Planning Received	90%	2023	2024	—	240	3	54	6%	5	49
Oxbow	Mountain West	Multifamily	Under Construction	51%	2023	2024	—	268	2	41	6%	—	41
Coopers Cross	Ireland(3)	Office	Under Construction	50%	2023	2024	395,000	—	13	171	7%	71	100
Coopers Cross	Ireland(3)	Multifamily	Under Construction	50%	2023	2024	—	471	6	128	5%	82	46
Grange	Ireland(3)	Multifamily	Under Construction	50%	2023	2024	7,000	287	3	72	5%	33	39
Kona Village Resort	Hawaii	Hotel	Under Construction	50%	2023	2024	—	150	21	342	6%	179	163
The Cornerstone (formerly "Leisureplex")	Ireland(3)	Mixed-Use	Under Construction	50%	2024	2025	20,000	232	3	73	5%	17	56
University Glen Phase Two	So. California	Multifamily	Planning Received	100%	2024	2025	—	310	6	109	6%	2	107
							556,000	2,219	$69	$1,182	6%	$488	$694
Note: The table above excludes minority-interest development projects and one development project where the scope is still being explored, totaling 405 multifamily units, 0.2 million commercial sq. ft. and KW Gross Asset Value of $65 million.
(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of September 30, 2021. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. Kennedy Wilson expects to fund approximately $311 million of its share of remaining costs to complete with cash. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase. KW cost to complete differs from KW share total capitalization as the latter includes costs that have already been incurred to date while the former relates to future estimated costs.
(2) Includes land costs.
(3) Estimated foreign exchange rates are €0.86 = $1 USD and £0.74 = $1 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Vintage Housing Holdings - Development Projects
As of September 30, 2021
(Unaudited)
(Dollars in millions)
Vintage Housing Holdings - Development Projects
This section includes the Company's lease-up assets and development projects or redevelopment projects that the Company is undergoing or considering through its Vintage platform, which the Company has a 37% ownership interest in. The Company expects to have no cash equity basis in these projects at completion due to the use of property level debt and proceed from the sale of tax credits. The scope of these projects may change. There is no certainty the lease-up assets will reach stabilization or the Company will develop or redevelop any or all of these potential projects. All dollar amounts are Kennedy Wilson's share.

			If Completed					Current
Property	Location	Status	Est. Completion Date(1)	Est. Stabilization Date	MF Units	Est. Cash to KW(2)	KW Share Est. Stabilized NOI	KW Cash Basis	Leased %
The Farm	Pacific Northwest	Under Construction	2021	2022	354	3.0	2.1	—	NA
Sanctuary	Mountain West	Under Construction	2022	2022	208	0.4	0.4	—	NA
Quinn	Pacific Northwest	Under Construction	2022	2023	227	2.8	1.1	—	NA
Station	Pacific Northwest	Under Construction	2022	2023	197	2.7	0.9	—	NA
The Point	Pacific Northwest	Under Construction	2022	2023	161	1.5	0.8	—	NA
Springview	Mountain West	Under Construction	2023	2023	180	0.4	0.5	—	NA
Two10	Pacific Northwest	In Planning	2023	2024	210	6.8	0.9	5.9	NA
University Glen	Southern California	In Planning	2024	2025	170	0.9	0.4	0.1	NA
Beacon Hill	Pacific Northwest	In Planning	2024	2025	240	5.8	0.9	5.7	NA
					1,947	$24.3	$8.0	$11.7
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all. Kennedy Wilson expects to have no cash equity basis in these projects at completion.
(2) Represents the total cash Kennedy Wilson currently expects to receive from paid developer fees and proceeds from the sale of tax credits. Payment of the developer fee is contingent on the Company’s ability to meet certain criteria as outlined in each project’s Limited Partnership Agreement and may vary based on a number of factors.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule(4)
As of September 30, 2021
(Unaudited)
(Dollars in millions)

	Consolidated			Unconsolidated
Maturity	Consolidated Secured(1)	Kennedy Wilson Europe Unsecured Bonds(2)	KW Unsecured Debt	Unconsolidated Secured	KW Share(3)
2021	$5.9	$—	$—	$199.7	$34.3
2022	14.8	—	—	625.9	170.6
2023	374.9	—	—	485.0	468.2
2024	315.9	—	—	916.1	713.5
2025	483.6	636.4	—	1,164.6	1,457.7
2026	375.8	—	—	627.3	592.6
2027	248.0	—	—	175.3	330.8
2028	344.6	—	—	226.8	444.8
2029	31.5	—	600.0	329.3	685.8
2030	48.0	—	600.0	214.5	684.7
Thereafter	443.0	—	600.0	957.3	1,397.3
Total	$2,686.0	$636.4	$1,800.0	$5,921.8	$6,980.3

Cash(4)	(185.0)	(116.1)	(236.4)	(469.1)	(652.1)
Net Debt	$2,501.0	$520.3	$1,563.6	$5,452.7	$6,328.2
(1) Excludes $14.5 million of unamortized loan fees and unamortized net premium of $2.7 million, as of September 30, 2021.
(2) Excludes $1.0 million of unamortized loan fees and unamortized net discount of $2.2 million, as of September 30, 2021.
(3) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $442.4 million, based on economic ownership.
(4) Pro-Forma for $295.9 million paydown of the remainder 2022 KWE Bonds, made on October 11, 2021.

	Weighted Average(1)
Debt Type	Annual Interest Rate	Years to Maturity
Consolidated Secured	3.2%	5.3
Kennedy Wilson Europe Unsecured Bonds	3.2%	4.1
KW Unsecured Debt	4.8%	8.9
Unconsolidated Secured	3.0%	6.4
Total (KW Share)	3.6%	6.5
(1) Pro-Forma for $295.9 million paydown of the remainder 2022 KWE Bonds, made on October 11, 2021.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule (continued)
As of September 30, 2021
(Unaudited)
(Dollars in millions)
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

	KW Share of Debt(1)
	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total KW Share of Debt
Secured Investment Level Debt	$2,900.5	$854.3	$789.1	$4,543.9
Kennedy Wilson Europe Unsecured Bonds(2)	636.4	—	—	636.4
KW Unsecured Debt(3)	1,800.0	—	—	1,800.0
Total	$5,336.9	$854.3	$789.1	$6,980.3
% of Total Debt	77%	12%	11%	100%
(1) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $442.4 million, based on economic ownership.

	KW Share of Secured Investment Debt(1)
	Multifamily	Office	Retail	Industrial	Hotels	Residential and Other	Total	% of KW Share
Pacific Northwest	$874.2	$107.0	$9.4	$—	$—	$—	$990.6	22%
Southern California	265.2	162.9	30.9	—	—	—	459.0	10%
Northern California	332.9	87.5	—	—	—	—	420.4	9%
Mountain West	807.4	26.7	50.8	1.7	—	—	886.6	20%
Hawaii	—	—	—	—	61.3	16.8	78.1	2%
Total Western US	$2,279.7	$384.1	$91.1	$1.7	$61.3	$16.8	$2,834.7	63%

United Kingdom	$—	$359.6	$166.6	$81.5	$—	$—	$607.7	13%
Ireland	484.3	401.7	87.4	—	83.3	—	1,056.7	23%
Spain	—	3.6	41.2	—	—	—	44.8	1%
Italy	—	—	—	—	—	—	—	—%
Total Europe	$484.3	$764.9	$295.2	$81.5	$83.3	$—	$1,709.2	37%

Total	$2,764.0	$1,149.0	$386.3	$83.2	$144.6	$16.8	$4,543.9	100%
% of Total Debt	61%	25%	9%	2%	3%	—%	100%
(1) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $442.4 million, based on economic ownership

Kennedy-Wilson Holdings, Inc.
Investment Management Platform
(Unaudited, Dollars in millions)
Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has approximately $20.5 billion in Real Estate AUM(1)) and 44 million square feet under management as of September 30, 2021.

Adjusted Fees - Detail
	3Q		YTD
Fee Description	2021	2020	2021	2020
Investment Management — Base	$9.2	$6.3	$25.4	$16.5
Investment Management — Acquisition/Disposition	—	—	0.6	—

Investment Management — Performance - Unrealized	46.0	(1.3)	57.5	(2.6)
Investment Management — Performance - Realized	9.7	—	9.7	—
Investment Management — Performance - Amounts reclassified from Unrealized to Realized	(9.4)	—	(5.1)	—
Total - Investment Management — Performance	46.3	(1.3)	62.1	(2.6)

Property Services	0.4	2.9	1.5	9.4
Total Adjusted Fees(2)	$55.9	$7.9	$89.6	$23.3
(1) As defined in "Common Definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of Adjusted Fees to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited)
(Dollars in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson.

Three Months Ended September 30,	Same Property Units	Average Occupancy %			Total Revenues(2)				Net Operating Income(2)
2021 vs. 2020	2021	2021	2020	% Change	2021	2020		% Change	2021	2020	% Change

Market Rate Portfolio
Region:
Mountain West	3,655	95.3%	95.3%	—%	$13.4	$12.0		11.3%	$9.0	$7.8	15.1%
Pacific Northwest	3,426	95.7	95.4	0.3	13.6	13.0		4.9	8.8	8.2	7.9
Southern California	1,898	96.2	95.5	0.7	9.3	8.7		7.1	6.0	5.4	10.6
Northern California	1,728	95.8	94.1	1.8	9.1	8.4		7.7	5.9	5.1	14.6
Western U.S.	10,707	95.6%	95.1%	0.5%	$45.4	$42.1		7.8%	$29.7	$26.5	11.9%
Ireland	2,066	94.7	92.9	1.9	6.8	6.6		3.1	5.3	5.1	2.5
Total	12,773	95.5%	94.9%	0.7%	$52.2	$48.7		7.1%	$35.0	$31.6	10.4%

Affordable Portfolio
Region:
Pacific Northwest	5,045	97.7%	95.5%	2.3%	$6.2	$6.1		2.9%	$4.2	$4.2	0.8%
Southern California	704	97.3	96.4	0.9	1.1	1.0	0.8	6.8	0.8	0.8	6.0
Northern California	676	98.0	96.5	1.6	0.9	0.8		3.4	0.6	0.6	5.5
Mountain West	1,304	97.3	94.5	3.0	1.4	1.3		9.1	1.0	0.9	11.6
Western U.S.	7,729	97.6%	95.5%	0.5%	$9.6	$9.2		4.3%	$6.6	$6.5	3.3%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis (continued)
(Unaudited)
(Dollars in millions)

Nine Months Ended September 30,	Same Property Units	Average Occupancy %			Total Revenues(2)			Net Operating Income(2)
2021 vs. 2020	2021	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change

Market Rate Portfolio
Region:
Mountain West	3,655	95.4%	94.7%	0.7%	$38.6	$35.6	8.3%	$25.8	$23.4	10.6%
Pacific Northwest	3,426	96.2	95.1	1.1	39.3	39.2	0.5	25.2	25.2	(0.1)
Southern California	1,898	96.1	94.9	1.2	26.6	26.1	2.0	16.9	16.6	1.5
Northern California	1,728	95.3	94.0	1.3	25.4	25.7	(1.3)	15.8	16.2	(2.3)
Western US	10,707	95.7%	94.7%	1.0%	$129.9	$126.6	2.7%	$83.7	$81.4	2.9%
Ireland	2,066	93.3	95.7	(2.5)	20.2	20.5	(1.7)	15.5	16.2	(4.5)
Total	12,773	95.5%	94.8%	0.6%	$150.1	$147.1	2.0%	$99.2	$97.6	1.6%

Affordable Portfolio
Region:
Pacific Northwest	5,045	97.4%	95.8%	1.7%	$18.4	$18.1	1.6%	$12.5	$12.6	(0.4)%
Southern California	704	97.3	96.2	1.2	3.3	3.1	5.9	2.4	2.3	6.3
Northern California	676	97.4	97.0	0.4	2.6	2.5	3.3	1.8	1.7	2.4
Mountain West	944	98.0	95.6	2.5	3.0	2.7	10.2	2.1	1.9	12.6
Western US	7,369	97.5%	95.9%	1.6%	$27.3	$26.4	3.2%	$18.8	$18.5	2.0%

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson. The analysis below excludes the effects of straight-line rent, and minority-owned investments.

Three Months Ended September 30,	Same Property Square Feet	Average Occupancy %			Total Revenues(2)			Net Operating Income(2)
2021 vs. 2020	2021	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change

Region:
Pacific Northwest(3)	0.6	100.0%	100.0%	—%	$4.4	$4.3	3.5%	$3.8	$3.7	1.6%
Southern California(4)	0.2	93.0	98.3	(5.4)	2.6	2.8	(6.7)	1.8	1.9	(7.1)
Northern California(5)	0.3	79.4	87.0	(8.7)	2.6	2.7	(3.1)	1.5	1.5	1.4
Western U.S.	1.1	92.5%	95.6%	(3.3)%	9.6	9.8	(1.3)%	7.1	7.1	(0.8)%
United Kingdom(6)	1.4	93.0	93.9	(1.0)	10.1	9.3	8.7	9.7	8.6	13.0
Ireland(7)	0.9	98.8	98.7	0.1	7.6	7.7	(1.2)	7.5	7.6	(1.2)
Italy	0.7	100.0	100.0	—	2.6	2.6	—	2.3	2.3	(2.0)
Europe	3.0	96.4%	96.8%	(0.4)%	20.3	19.6	3.7%	19.5	18.5	5.3%

Total(8)	4.1	95.2%	96.5%	(1.3)%	$29.9	$29.4	2.0%	$26.6	$25.6	3.6%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.
(3) Including the effects of straight-lining of rents during the period, Pacific Northwest Same Property portfolio experienced revenue growth and NOI decline of 1.6% and 0.7%, respectively.
(4) Including the effects of straight-lining of rents during the period, Southern California Same Property portfolio experienced revenue and NOI decline of 4.7% and 4.0%, respectively.
(5) Including the effects of straight-lining of rents during the period, Northern California Same Property portfolio experienced revenue decline and NOI growth of 2.8% and 1.6%, respectively.
(6) Including the effects of straight-lining of rents during the period, United Kingdom Same Property portfolio experienced revenue and NOI growth of 8.5% and 12.7%, respectively.
(7) Including the effects of straight-lining of rents during the period, Ireland Same Property portfolio experienced revenue and NOI decline of 1.0% and 1.0%, respectively.
(8) Including the effects of straight-lining of rents during the period, Total Same Property portfolio experienced revenue and NOI growth of 2.2% and 3.8%, respectively.

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions

Nine Months Ended September 30,	Same Property Square Feet	Average Occupancy %			Total Revenues(2)			Net Operating Income(2)
2021 vs. 2020	2021	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change

Region:
Pacific Northwest(3)	0.6	100.0%	100.0%	—%	$13.3	$12.8	3.8%	$11.3	$10.8	4.0%
Southern California(4)	0.2	94.0	98.8	(4.8)	7.5	8.5	(11.5)	4.7	5.7	(17.5)
Northern California(5)	0.3	83.4	88.3	(5.6)	8.3	8.7	(4.4)	4.9	5.1	(5.2)
Western U.S.	1.1	93.9%	96.1%	(2.3)%	29.1	30.0	(2.9)%	20.9	21.6	(3.8)%
United Kingdom(6)	1.4	93.6	95.4	(1.9)	30.0	25.5	17.4	28.5	24.0	18.9
Ireland(7)	0.9	98.8	98.7	0.1	22.9	22.1	3.7	22.6	21.7	3.7
Italy	0.7	100.0	100.0	—	7.7	7.7	—	6.8	6.8	(0.2)
Europe	3.0	96.7%	97.5%	(0.8)%	60.6	55.3	9.5%	57.9	52.5	10.1%

Total(8)	4.1	95.8%	97.1%	(1.3)%	$89.7	$85.3	5.1%	$78.8	$74.1	6.3%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.
(3) Including the effects of straight-lining of rents during the period, Pacific Northwest Same Property portfolio experienced revenue and NOI growth of 1.6% and 1.4%, respectively.
(4) Including the effects of straight-lining of rents during the period, Southern California Same Property portfolio experienced revenue and NOI decline of 8.0% and 11.3%, respectively.
(5) Including the effects of straight-lining of rents during the period, Northern California Same Property portfolio experienced revenue and NOI decline of 5.8% and 7.5%, respectively.
(6) Including the effects of straight-lining of rents during the period, United Kingdom Same Property portfolio experienced revenue and NOI growth of 5.5% and 6.2%, respectively.
(7) Including the effects of straight-lining of rents during the period, Ireland Same Property portfolio experienced revenue and NOI decline of 0.3% and 0.3%, respectively.
(8) Including the effects of straight-lining of rents during the period, Total Same Property portfolio experienced revenue and NOI growth of 0.9% and 1.2%, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited)
(Dollars in millions)
Listed below is additional detailed information about the acquisitions and dispositions completed during the three and nine months ended September 30, 2021:

	100%				Kennedy Wilson's Share
Acquisitions	Real Estate Aggregate Purchase Price	Cap Rate(1)	Loan Purchases/Originations	Annual Return on Loans(4)	Real Estate Pro-Rata Purchase Price	Cap Rate(2)(4)	Loan Purchases/Originations	Annual Return on Loans(4)	KW Ownership(3)
3Q-21
Western U.S.	$727.8	4.1%	$191.8	4.9%	$435.5	3.6%	$12.2	7.2%	48.7%
Europe	61.5	—%	248.1	6.6%	10.4	N/A	12.4	6.6%	7.4%
Total	$789.3	4.1%	$439.9	5.8%	$445.9	3.6%	$24.6	6.9%	38.3%

YTD
Western U.S.	$1,202.7	4.4%	$595.1	5.5%	$673.8	3.9%	$63.1	7.7%	41.0%
Europe	697.9	4.7%	248.1	6.6%	364.6	4.7%	12.4	6.6%	39.9%
Total	$1,900.6	4.5%	$843.2	5.8%	$1,038.4	4.2%	$75.5	7.5%	40.6%

	100%				Kennedy Wilson's Share
Dispositions	Real Estate Aggregate Sale Price	Cap Rate(1)	Loan Repayments	Annual Return on Loans(4)	Pro-Rata Sale Price	Cap Rate(2)(4)	Loan Repayments	Annual Return on Loans(4)	KW Ownership(3)
3Q-21
Western U.S.	$341.2	4.7%	$151.4	6.6%	$54.0	4.9%	$20.8	7.7%	15.8%
Europe	41.7	4.5%	—	—%	41.7	4.5%	—	—%	100.0%
Total	$382.9	4.7%	$151.4	6.6%	$95.7	4.7%	$20.8	7.7%	25.0%

YTD
Western U.S.	$1,124.2	5.0%	$188.1	6.1%	$482.4	4.8%	$22.7	7.4%	42.9%
Europe	313.4	4.0%	—	—%	305.2	4.0%	—	—%	97.4%
Total	$1,437.6	4.8%	$188.1	6.1%	$787.6	4.5%	$22.7	7.4%	54.8%
Note: The table above excludes eight partial retail sales and two partial loan sales in the Western U.S. totaling $67.4 million, of which Kennedy Wilson's share was $27.2 million.
(1) For acquisitions and dispositions, the Cap Rate includes only income-producing properties. For 3Q-21, there were $67.6 million of acquisitions and $39.3 million dispositions of non-income producing real estate assets. For YTD-21, there were $236.8 million of acquisitions and $73.4 million dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(2) For acquisitions and dispositions, the Cap Rate includes only income-producing properties at Kennedy Wilson's share. For 3Q-21, there were $12.7 million of acquisitions and $30.7 million dispositions of non-income producing real estate assets. For YTD-21, there were $38.9 million of acquisitions and $49.5 million dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations
(3) Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition.
(4) As defined in "Common Definitions" section of the earnings release.

Kennedy-Wilson Holdings, Inc.
Segment Detail
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30, 2021
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$96.1	$—	$—	$96.1
Hotel	6.2	—	—	6.2
Investment management and property services fees	—	9.3	0.4	9.7
Loans and other	—	2.4	—	2.4
Total revenue	102.3	11.7	0.4	114.4
Expenses
Rental	32.4	—	—	32.4
Hotel	3.7	—	—	3.7
Commission and marketing	—	—	0.1	0.1
Compensation and related	12.8	13.4	14.0	40.2
General and administrative	4.1	2.8	2.0	8.9
Depreciation and amortization	39.2	—	—	39.2
Total expenses	92.2	16.2	16.1	124.5
Income from unconsolidated investments, net of depreciation and amortization	—	143.1	—	143.1
Gain on sale of real estate, net	15.0	—	—	15.0
Transaction-related expenses	—	—	—	—
Interest expense	(27.8)	—	(17.5)	(45.3)
Loss on early extinguishment of debt	—	—	—	—
Other (loss) income	(0.4)	—	0.8	0.4
(Loss) income before (provision for) benefit from income taxes	(3.1)	138.6	(32.4)	103.1
(Provision for) benefit from income taxes	(12.4)	—	(18.2)	(30.6)
Net (loss) income	(15.5)	138.6	(50.6)	72.5
Net loss attributable to noncontrolling interests	(2.3)	—	—	(2.3)
Preferred dividends	—	—	(4.3)	(4.3)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(17.8)	$138.6	$(54.9)	$65.9

Add back (less) (Kennedy Wilson's Share):
Interest expense	$27.2	$11.2	$17.5	$55.9
Loss on early extinguishment of debt	—	—	—	—
Depreciation and amortization	38.0	1.1	—	39.1
Provision for (benefit from) income taxes	12.4	—	18.2	30.6
Preferred dividends	—	—	4.3	4.3
Share-based compensation	—	—	6.9	6.9
Fees eliminated in consolidation	0.1	(0.1)	—	—
Adjusted EBITDA	$59.9	$150.8	$(8.0)	$202.7

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30, 2021
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$279.7	$—	$—	$279.7
Hotel	9.2	—	—	9.2
Investment management and property services fees	—	25.4	1.7	27.1
Loans and other	—	6.2	—	6.2
Total revenue	288.9	31.6	1.7	322.2
Expenses
Rental	97.8	—	—	97.8
Hotel	7.8	—	—	7.8
Commission and marketing	—	—	0.7	0.7
Compensation and related	51.7	25.7	46.1	123.5
General and administrative	14.3	5.5	4.9	24.7
Depreciation and amortization	125.3	—	—	125.3
Total expenses	296.9	31.2	51.7	379.8
Income from unconsolidated investments, net of depreciation and amortization	—	213.9	—	213.9
Gain on sale of real estate, net	417.0	—	—	417.0
Transaction-related expenses	(0.4)	—	—	(0.4)
Interest expense	(90.0)	—	(51.4)	(141.4)
Loss on early extinguishment of debt	(12.1)	—	(26.5)	(38.6)
Other (loss) income	(2.9)	—	0.3	(2.6)
(Loss) income before (provision for) benefit from income taxes	303.6	214.3	(127.6)	390.3
(Provision for) benefit from income taxes	(14.6)	—	(83.6)	(98.2)
Net (loss) income	289.0	214.3	(211.2)	292.1
Net loss attributable to noncontrolling interests	(3.5)	—	—	(3.5)
Preferred dividends	—	—	(12.9)	(12.9)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$285.5	$214.3	$(224.1)	$275.7

Add back (less) (Kennedy Wilson's Share):
Interest expense	$87.9	$28.0	$51.4	$167.3
Loss on early extinguishment of debt	12.1	—	26.5	38.6
Depreciation and amortization	121.7	4.2	—	125.9
Provision for (benefit from) income taxes	14.6	—	83.6	98.2
Share-based compensation	—	—	21.9	21.9
Preferred Dividends	—	—	12.9	12.9
Fees eliminated in consolidation	(0.4)	0.4	—	—
Adjusted EBITDA	$521.4	$246.9	$(27.8)	$740.5

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30, 2020
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$102.2	$—	$—	$102.2
Hotel	3.1	—	—	3.1
Investment management and property services fees	—	5.5	3.4	8.9
Loans and other	—	1.3	—	1.3
Total revenue	105.3	6.8	3.4	115.5
Expenses
Rental	33.5	—	—	33.5
Hotel	2.7	—	—	2.7
Commission and marketing	—	—	0.9	0.9
Compensation and related	9.4	4.5	12.4	26.3
General and administrative	4.8	1.8	2.0	8.6
Depreciation and amortization	44.3	—	—	44.3
Total expenses	94.7	6.3	15.3	116.3
Income from unconsolidated investments, net of depreciation and amortization	—	14.9	—	14.9
Gain on sale of real estate, net	4.0	—	—	4.0
Transaction-related expenses	(0.1)	—	—	(0.1)
Interest expense	(32.8)	—	(18.0)	(50.8)
Loss on early extinguishment of debt	—	—	—	—
Other income	(0.2)	—	0.5	0.3
Income (loss) before provision for income taxes	(18.5)	15.4	(29.4)	(32.5)
Provision for income taxes	(0.8)	—	13.6	12.8
Net income (loss)	(19.3)	15.4	(15.8)	(19.7)
Net income attributable to noncontrolling interests	(1.1)	—	—	(1.1)
Preferred dividends	—	—	(4.3)	(4.3)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(20.4)	$15.4	$(20.1)	$(25.1)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$32.0	$7.5	$18.0	$57.5
Loss on early extinguishment of debt	—	$—	—	$—
Depreciation and amortization	43.1	1.7	—	44.8
Provision for income taxes	0.8	—	(13.6)	(12.8)
Share-based compensation	—	—	7.6	7.6
Preferred dividends	—	—	4.3	4.3
Fees eliminated in consolidation	—	—	—	—
Adjusted EBITDA	$55.5	$24.6	$(3.8)	$76.3

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30, 2020
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$308.8	$—	$—	$308.8
Hotel	10.4	—	—	10.4
Investment management and property services fees	—	15.2	10.0	25.2
Loans and other	—	1.5	—	1.5
Total revenue	319.2	16.7	10.0	345.9
Expenses
Rental	102.2	—	—	102.2
Hotel	10.9	—	—	10.9
Commission and marketing	—	—	2.5	2.5
Compensation and related	30.3	14.0	40.8	85.1
General and administrative	14.6	5.1	6.4	26.1
Depreciation and amortization	135.1	—	—	135.1
Total expenses	293.1	19.1	49.7	361.9
Income from unconsolidated investments, net of depreciation and amortization	—	45.0	—	45.0
Gain on sale of real estate, net	47.7	—	—	47.7
Transaction-related expenses	(0.6)	—	—	(0.6)
Interest expense	(98.5)	—	(51.5)	(150.0)
Loss on early extinguishment of debt	(1.3)	—	—	(1.3)
Other (expense) income	(1.5)	—	1.7	0.2
Income (loss) before provision for income taxes	(28.1)	42.6	(89.5)	(75.0)
Provision for income taxes	(8.4)	—	18.7	10.3
Net income (loss)	(36.5)	42.6	(70.8)	(64.7)
Net income attributable to noncontrolling interests	0.5	—	—	0.5
Preferred dividends	—	—	(12.9)	(12.9)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(36.0)	$42.6	$(83.7)	$(77.1)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$96.2	$24.7	$51.5	$172.4
Loss on early extinguishment of debt	1.3	$—	—	$1.3
Depreciation and amortization	131.5	5.2	—	136.7
Provision for income taxes	8.0	1.1	(18.7)	(9.6)
Share-based compensation	—	—	24.5	24.5
Preferred dividends	—	—	12.9	12.9
Fees eliminated in consolidation	(0.2)	—	0.2	—
Adjusted EBITDA	$200.8	$73.6	$(13.3)	$261.1

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	September 30, 2021		December 31, 2020
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$(13.3)	$127.9	$(9.2)	$77.3
Accounts receivable	(0.9)	6.2	(1.2)	7.1
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (1)	(124.4)	3,351.7	(116.4)	2,654.4
Unconsolidated investments	—	(1,737.9)	—	(1,289.3)
Other assets	(3.5)	271.1	(3.4)	197.9
Loan purchases and originations	—	12.7	—	—
Total assets	$(142.1)	$2,031.7	$(130.2)	$1,647.4

Liabilities
Accounts payable	$(0.2)	$—	$(1.7)	$—
Accrued expenses and other liabilities	(16.5)	81.4	(25.6)	64.6
Mortgage debt	(92.3)	1,950.3	(74.7)	1,582.8
KW unsecured debt	—	—	—	—
KWE unsecured bonds	—	—	—	—
Total liabilities	(109.0)	2,031.7	(102.0)	1,647.4
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(33.1)	—	(28.2)	—
Total equity	(33.1)	—	(28.2)	—
Total liabilities and equity	$(142.1)	$2,031.7	$(130.2)	$1,647.4
(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $27.1 million and $41.6 million relating to noncontrolling interests and unconsolidated investments, and $27.9 million and $65.6 million relating to noncontrolling interests and unconsolidated investments, as of September 30, 2021 and December 31, 2020, respectively.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	3Q - 2021		3Q - 2020
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(2.8)	$50.1	$(2.3)	$35.1
Hotel	—	—	—	—
Sale of real estate	—	15.1	—	0.4
Investment management and property services fees	—	46.3	0.2	(1.3)
Total revenue	(2.8)	111.5	(2.1)	34.2
Expenses
Rental	(1.2)	15.5	(0.8)	11.3
Hotel	—	—	—	—
Cost of real estate sold	—	14.4	—	0.5
Commission and marketing	—	—	—	—
Compensation and related	—	—	—	—
General and administrative	—	—	—	—
Depreciation and amortization	(1.2)	1.2	(1.2)	1.7
Total expenses	(2.4)	31.1	(2.0)	13.5
Income from unconsolidated investments, net of depreciation and amortization	—	(143.1)	—	(14.9)
Gain on sale of real estate, net	(0.9)	—	(0.1)	(6.7)
Transaction-related expenses	—	—	—	—
Interest expense	0.7	(11.2)	0.7	(7.5)
Other income (loss)	(1.7)	(5.0)	(1.6)	(5.0)
Fair Value/Other Adjustments (3)	—	78.9	—	13.4
Income before benefit from income taxes	(2.3)	—	(1.1)	—
Benefit from income taxes	—	—	—	—
Net income	(2.3)	—	(1.1)	—
Net loss attributable to noncontrolling interests	2.3	—	1.1	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(8.2)	$126.0	$(7.7)	$109.3
Hotel	—	—	—	—
Sale of real estate	—	34.2	—	3.2
Investment management and property services fees	0.6	62.0	0.3	(2.5)
Total revenue	(7.6)	222.2	(7.4)	110.0
Expenses
Rental	(3.3)	38.1	(2.9)	32.8
Hotel	—	—	—	—
Cost of real estate sold	—	31.4	—	4.3
Commission and marketing	—	—	—	—
Compensation and related	—	—	—	—
General and administrative	—	—	—	—
Depreciation and amortization	(3.4)	4.5	(3.6)	5.1
Total expenses	(6.7)	74.0	(6.5)	42.2
Income from unconsolidated investments, net of depreciation and amortization	—	(213.9)	—	(45.0)
Gain on sale of real estate, net	(2.9)	(3.1)	(0.2)	(7.3)
Transaction-related expenses	—	—	0.1	—
Interest expense	2.4	(27.9)	2.1	(24.8)
Other income (loss)	(2.1)	(12.4)	(1.0)	(9.8)
Fair Value/Other Adjustments (3)	—	109.1	—	20.1
Loss before benefit from income taxes	(3.5)	—	0.1	1.0
Provision for income taxes	—	—	0.4	(1.0)
Net income	(3.5)	—	0.5	—
Net (loss) income attributable to noncontrolling interests	3.5	—	(0.5)	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share Amounts
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Interest expense - investment (Kennedy Wilson's Share)
Interest expense - investment	$27.8	$32.8	$90.0	$98.5
Interest expense (attributable to noncontrolling interests)	(0.6)	(0.8)	(2.1)	(2.3)
Kennedy Wilson's share of interest expense included in unconsolidated investments	11.2	7.5	28.0	24.7
Interest expense - investment (Kennedy Wilson's Share)	$38.4	$39.5	$115.9	$120.9

Interest expense - corporate (Kennedy Wilson's Share)
Interest expense - corporate	$17.5	$18.0	$51.4	$51.5
Interest expense - corporate (Kennedy Wilson's Share)	$17.5	$18.0	$51.4	$51.5

Loss on early extinguishment of debt (Kennedy Wilson's Share)
Loss on early extinguishment of debt	$—	$—	$38.6	$1.3
Loss on early extinguishment of debt (Kennedy Wilson's Share)	$—	$—	$38.6	$1.3

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	$39.2	$44.3	$125.3	$135.1
Depreciation and amortization (attributable to noncontrolling interests)	(1.2)	(1.2)	(3.6)	(3.6)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	1.1	1.7	4.2	5.2
Depreciation and amortization (Kennedy Wilson's Share)	$39.1	$44.8	$125.9	$136.7

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
Provision for (benefit from) income taxes	$30.6	$(12.8)	$98.2	$(10.3)
Benefit from taxes (attributable to noncontrolling interests)	—	—	—	(0.4)
Provision for income taxes included in unconsolidated investments	—	—	—	1.1
Provision for income taxes (Kennedy Wilson's Share)	$30.6	$(12.8)	$98.2	$(9.6)

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in millions)

	3Q - 2021		3Q - 2020
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Rental Revenues	$96.1	$96.1	$102.2	$102.2
Hotel Revenues	6.2	6.2	3.1	3.1
Rental (Expenses)	—	(32.4)	—	(33.5)
Hotel (Expenses)	—	(3.7)	—	(2.7)
Consolidated Total	102.3	66.2	105.3	69.1
Less: NCI adjustments (1)	(2.9)	(1.6)	(1.4)	(0.7)
Add: Unconsolidated investment adjustments (2)	40.4	29.3	38.5	27.5
Add: Straight-line and above/below market rents	0.5	0.5	(1.4)	(1.4)
Less: Reimbursement of recoverable operating expenses	(6.6)	—	(6.6)	—
Less: Properties bought and sold (3)	(9.8)	(6.2)	(25.6)	(16.1)
Less: Other properties excluded (4)	(13.4)	(5.2)	(6.6)	(1.2)
Other Reconciling Items (5)	(1.5)	(1.1)	(0.2)	(2.4)
Same Property	$109.0	$81.9	$102.0	$74.8

	3Q - 2021		3Q - 2020
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$45.2	$39.0	$42.3	$35.7
Multifamily Market Rate Portfolio - Same Property	54.2	36.3	50.5	32.6
Multifamily Affordable Portfolio - Same Property	9.6	6.6	9.2	6.5
Same Property	$109.0	$81.9	$102.0	$74.8
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable periods.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Rental Revenues	$279.7	$279.7	$308.8	$308.8
Hotel Revenues	9.2	9.2	10.4	10.4
Rental (Expenses)	—	(65.4)	—	(68.7)
Hotel (Expenses)	—	(4.1)	—	(8.2)
Consolidated Total	288.9	219.4	319.2	242.3
Less: NCI adjustments (1)	(6.8)	(3.9)	(4.8)	(2.6)
Add: Unconsolidated investment adjustments (2)	116.4	83.4	115.4	83.5
Add: Straight-line and above/below market rents	8.5	8.5	(8.8)	(8.8)
Less: Reimbursement of recoverable operating expenses	(16.6)	—	(18.3)	—
Less: Properties bought and sold (3)	(46.0)	(30.2)	(70.9)	(48.0)
Less: Other properties excluded (4)	(28.1)	(8.7)	(23.3)	(1.2)
Other Reconciling Items (5)	(2.6)	0.2	(2.4)	(2.2)
Same Property	$313.7	$268.7	$306.1	$263.0

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$130.8	$111.1	$127.5	$107.6
Multifamily Market Rate Portfolio - Same Property	155.6	102.7	152.2	100.7
Multifamily Affordable Portfolio - Same Property	27.3	18.8	26.4	18.5
Same Property	$313.7	$232.6	$306.1	$226.8
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable periods.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in million

	3Q - 2021		3Q - 2020
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Net Income	$72.5	$72.5	$(19.7)	$(19.7)
Less: (Provision for) benefit from income taxes	30.6	30.6	(12.8)	(12.8)
Less: Income from unconsolidated investments	(143.1)	(143.1)	(14.9)	(14.9)
Less: Gain on sale of real estate, net	(15.0)	(15.0)	(4.0)	(4.0)
Add: Transaction-related expenses	—	—	0.1	0.1
Add: Interest expense	45.3	45.3	50.8	50.8
Add: Loss on early extinguishment of debt	—	—	—	—
Less: Other (loss) income	(0.4)	(0.4)	(0.3)	(0.3)
Less: Sale of real estate	—	—	—	—
Less: Investment management, property services and research fees	(9.7)	(9.7)	(8.9)	(8.9)
Less: Loans and other	(2.4)	(2.4)	(1.3)	(1.3)
Add: Rental expenses	32.4	—	33.5	—
Add: Hotel expenses	3.7	—	2.7	—
Add: Cost of real estate sold	—	—	—	—
Add: Commission and marketing	0.1	0.1	0.9	0.9
Add: Compensation and related	40.2	40.2	26.3	26.3
Add: General and administrative	8.9	8.9	8.6	8.6
Add: Depreciation and amortization	39.2	39.2	44.3	44.3
Less: NCI adjustments (1)	(2.9)	(1.6)	(1.4)	(0.7)
Add: Unconsolidated investment adjustments (2)	40.4	29.3	38.5	27.5
Add: Straight-line and above/below market rents	0.5	0.5	(1.4)	(1.4)
Less: Reimbursement of recoverable operating expenses	(6.6)	—	(6.6)	—
Less: Properties bought and sold (3)	(9.8)	(6.2)	(25.6)	(16.1)
Less: Other properties excluded (4)	(13.4)	(5.2)	(6.6)	(1.2)
Other Reconciling Items (5)	(1.5)	(1.1)	(0.2)	(2.4)
Same Property	$109.0	$81.9	$102.0	$74.8

	3Q - 2021		3Q - 2020
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$45.2	$39.0	$42.3	$35.7
Multifamily Market Rate Portfolio - Same Property	54.2	36.3	50.5	32.6
Multifamily Affordable Portfolio - Same Property	9.6	6.6	9.2	6.5
Same Property	$109.0	$81.9	$102.0	$74.8
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable periods.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30, 2021		Nine	Nine Months Ended September 30, 2020
	Same Property			Same Property
	Revenue	NOI		Revenue	NOI
Net Income	$292.1	$292.1		$(64.7)	$(64.7)
Less: (Provision for) benefit from income taxes	98.2	98.2		(10.3)	(10.3)
Less: Income from unconsolidated investments	(213.9)	(213.9)		(45.0)	(45.0)
Less: Gain on sale of real estate, net	(417.0)	(417.0)		(47.7)	(47.7)
Add: Acquisition-related expenses	0.4	0.4		0.6	0.6
Add: Interest expense	141.4	141.4		150.0	150.0
Add: Loss on early extinguishment of debt	38.6	38.6		1.3	1.3
Less: Other (loss) income	2.6	2.6		(0.2)	(0.2)
Less: Sale of real estate	—	—		—	—
Less: Investment management, property services and research fees	(27.1)	(27.1)		(25.2)	(25.2)
Less: Loans and other	(6.2)	(6.2)		(1.5)	(1.5)
Add: Rental expenses	97.8	—		102.2	—
Add: Hotel expenses	7.8	—		10.9	—
Add: Cost of real estate sold	—	—		—	—
Add: Commission and marketing	0.7	0.7		2.5	2.5
Add: Compensation and related	123.5	123.5		85.1	85.1
Add: General and administrative	24.7	24.7		26.1	26.1
Add: Depreciation and amortization	125.3	125.3		135.1	135.1
Less: NCI adjustments (1)	(6.8)	(3.9)		(4.8)	(2.6)
Add: Unconsolidated investment adjustments (2)	116.4	83.4		115.4	83.5
Add: Straight-line and above/below market rents	8.5	8.5		(8.8)	(8.8)
Less: Reimbursement of recoverable operating expenses	(16.6)	—		(18.3)	—
Less: Properties bought and sold (3)	(46.0)	(30.2)		(70.9)	(48.0)
Less: Other properties excluded (4)	(28.1)	(8.7)		(23.3)	(1.2)
Other Reconciling Items (5)	(2.6)	0.2		(2.4)	(2.2)
Same Property	$313.7	$232.6		$306.1	$226.8

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$130.8	$111.1	$127.5	$107.6
Multifamily Market Rate Portfolio - Same Property	155.6	102.7	152.2	100.7
Multifamily Affordable Portfolio - Same Property	27.3	18.8	26.4	18.5
Same Property	$313.7	$232.6	$306.1	$226.8
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable periods.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited)
(Dollars in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including Minority-Owned investments)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson.

Three Months Ended September 30,	Same Property Units	Average Occupancy %			Total Revenues(2)				Net Operating Income(2)
2021 vs. 2020	2021	2021	2020	% Change	2021	2020		% Change	2021	2020	% Change

Market Rate Portfolio
Region:
Mountain West	5,800	94.9%	95.2%	(0.3)%	$14.4	$13.0		11.2%	$9.7	$8.4	15.0%
Pacific Northwest	3,875	95.7	95.4	0.3	14.1	13.4		5.1	9.1	8.4	8.1
Southern California	2,500	96.2	95.4	0.8	9.8	9.1		7.7	6.3	5.6	11.7
Northern California	1,728	95.8	94.1	1.8	9.1	8.4		7.7	5.9	5.1	14.6
Western U.S.	13,903	95.8%	94.5%	1.4%	$47.4	$43.9		8.0%	$31	$27.5	12.2%
Ireland	2,066	94.7	92.9	1.9	6.8	6.6		3.1	5.3	5.1	2.5
Total	15,969	95.4%	94.9%	0.6%	$54.2	$50.5		7.3%	$36.3	$32.6	10.6%

Affordable Portfolio
Region:
Pacific Northwest	5,045	97.7%	95.5%	2.3%	$6.2	$6.1		2.9%	$4.2	$4.2	0.8%
Southern California	704	97.3	96.4	0.9	1.1	1.0	0.8	6.8	0.8	0.8	6.0
Northern California	676	98.0	96.5	1.6	0.9	0.8		3.4	0.6	0.6	5.5
Mountain West	1,304	97.3	94.5	3.0	1.4	1.3		9.1	1.0	0.9	11.6
Western U.S.	7,729	97.6%	95.5%	0.5%	$9.6	$9.2		4.3%	$6.6	$6.5	3.3%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited)
(Dollars in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including Minority-Owned investments)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson.

Nine Months Ended September 30,	Same Property Units	Average Occupancy %			Total Revenues(2)			Net Operating Income(2)
2021 vs. 2020	2021	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change

Market Rate Portfolio
Region:
Mountain West	5,800	95.3%	94.6%	0.8%	$41.5	$38.4	8.2%	$27.8	$25.1	10.5%
Pacific Northwest	3,875	96.2	95.0	1.2	40.6	40.3	0.8	26.0	25.9	0.2
Southern California	2,500	96.1	94.9	1.3	27.9	27.3	2.0	17.6	17.3	1.5
Northern California	1,728	95.3	94.0	1.4	25.4	25.7	(1.3)	15.8	16.2	(2.3)
Western U.S.	13,903	95.7%	94.7%	1.1%	$135.4	$131.7	2.8%	$87.2	$84.5	3.0%
Ireland	2,066	93.3	95.7	(2.5)	20.2	20.5	(1.7)	15.5	16.2	(4.5)
Total	15,969	95.4%	94.8%	0.7%	$155.6	$152.2	2.2%	$102.7	$100.7	1.8%

Affordable Portfolio
Region:
Pacific Northwest	5,045	97.4%	95.8%	1.7%	$18.4	$18.1	1.6%	$12.5	$12.6	(0.4)%
Southern California	704	97.3	96.2	1.2	3.3	3.1	5.9	2.4	2.3	6.3
Northern California	676	97.4	97.0	0.4	2.6	2.5	3.3	1.8	1.7	2.4
Mountain West	944	98.0	95.6	2.5	3.0	2.7	10.2	2.1	1.9	12.6
Western U.S.	7,369	97.5%	95.9%	1.6%	$27.3	$26.4	3.2%	$18.8	$18.5	2.0%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Commercial Same Property Analysis
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including Minority-Owned investments)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson. The analysis below excludes the effects of straight-line rent.

Three Months Ended September 30,	Same Property Square Feet	Average Occupancy %			Total Revenues(2)			Net Operating Income(2)
2021 vs. 2020	2021	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change

Region:
Pacific Northwest(3)	1.2	99.8%	99.9%	(0.1)%	$5.5	$5.3	3.7%	$4.5	$4.4	2.2%
Southern California(4)	1.6	92.0	91.9	0.1	4.2	4.1	1.6	2.8	2.8	2.1
Northern California(5)	1.0	80.4	87.9	(8.5)	3.1	3.2	(4.2)	1.8	1.8	(0.7)
Mountain West	2.4	87.5	88.3	(0.9)	2.6	2.6	1.2	1.9	1.9	0.8
Western U.S.	6.2	90.7%	92.4%	(1.8)%	15.4	15.2	1.0%	11.0	10.9	1.5%
United Kingdom(6)	4.9	95.5	95.5	—	15.2	13.3	14.6	14.5	12.1	19.8
Ireland(7)	1.5	96.1	95.9	0.2	10.5	9.8	6.3	10.1	9.5	7.2
Spain(8)	0.4	96.1	95.2	0.9	1.5	1.4	7.4	1.1	0.9	17.1
Italy	0.7	100.0	100.0	—	2.6	2.6	—	2.3	2.3	(2.0)
Europe	7.5	96.3%	96.2%	0.1%	29.8	27.1	9.8%	28.0	24.8	12.8%

Total(9)	13.7	94.5%	95.0%	(0.5)%	$45.2	$42.3	6.7%	$39.0	$35.7	9.3%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.
(3) Including the effects of straight-lining of rents during the period, Pacific Northwest Same Property portfolio experienced revenue and NOI growth of 2.1% and 0.3%, respectively.
(4) Including the effects of straight-lining of rents during the period, Southern California Same Property portfolio experienced revenue and NOI growth of 5.6% and 6.9%, respectively.
(5) Including the effects of straight-lining of rents during the period, Northern California Same Property portfolio experienced revenue and NOI decline of 3.8% and 0.3%, respectively.
(6) Including the effects of straight-lining of rents during the period, United Kingdom Same Property portfolio experienced revenue and NOI growth of 10.0% and 14.5%, respectively.
(7) Including the effects of straight-lining of rents during the period, Ireland Same Property portfolio experienced revenue and NOI growth of 13.0% and 14.2%, respectively.
(8) Including the effects of straight-lining of rents during the period, Spain Same Property portfolio experienced revenue and NOI growth of 11.3% and 30.5%, respectively.
(9) Including the effects of straight-lining of rents during the period, Total Same Property portfolio experienced revenue and NOI growth of 7.1% and 9.8%, respectively.

Kennedy-Wilson Holdings, Inc.
Commercial Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including Minority-Owned investments)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson. The analysis below excludes the effects of straight-line rent.

Nine Months Ended September 30,	Same Property Square Feet	Average Occupancy %			Total Revenues(2)			Net Operating Income(2)
2021 vs. 2020	2021	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change

Region:
Pacific Northwest(3)	1.2	99.8%	99.9%	(0.1)%	$16.5	$15.8	4.2%	$13.6	$13.0	4.7%
Southern California(4)	1.6	92.5	92.3	0.2	11.7	12.9	(8.8)	7.3	8.5	(14.2)
Northern California(5)	1.0	83.9	89.0	(5.8)	9.7	10.1	(4.3)	5.7	6.1	(5.4)
Mountain West	2.4	88.1	88.8	(0.7)	8.0	8.0	—	5.7	5.9	(3.2)
Western U.S.	6.2	91.7%	92.9%	(1.3)%	45.9	46.8	(1.9)%	32.3	33.5	(3.3)%
United Kingdom(6)	4.6	95.6	96.0	(0.4)	43.9	39.3	11.7	41.1	36.2	13.6
Ireland(7)	1.5	95.9	96.3	(0.3)	29.3	29.2	0.3	28.0	27.9	0.3
Spain(8)	0.4	95.4	95.7	(0.3)	4.0	4.5	(11.2)	2.9	3.2	(10.8)
Italy	0.7	100.0	100.0	—	7.7	7.7	—	6.8	6.8	(0.2)
Europe	7.2	96.2%	96.6%	(0.3)%	84.9	80.7	5.2%	78.8	74.1	6.2%

Total(9)	13.4	94.8%	95.4%	(0.6)%	$130.8	$127.5	2.6%	$111.1	$107.6	3.3%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.
(3) Including the effects of straight-lining of rents during the period, Pacific Northwest Same Property portfolio experienced revenue and NOI growth of 2.5% and 2.5%, respectively.
(4) Including the effects of straight-lining of rents during the period, Southern California Same Property portfolio experienced revenue and NOI decline of 6.0% and 9.7%, respectively.
(5) Including the effects of straight-lining of rents during the period, Northern California Same Property portfolio experienced revenue and NOI decline of 5.5% and 7.4%, respectively.
(6) Including the effects of straight-lining of rents during the period, United Kingdom Same Property portfolio experienced revenue and NOI growth of 2.8% and 3.8%, respectively.
(7) Including the effects of straight-lining of rents during the period, Ireland Same Property portfolio experienced revenue and NOI decline of 0.9% and 0.9%, respectively.
(8) Including the effects of straight-lining of rents during the period, Spain Same Property portfolio experienced revenue and NOI decline of 12.1% and 12.1%, respectively.
(9) Including the effects of straight-lining of rents during the period, Total Same Property portfolio experienced revenue and NOI decline of 0.2% and —%, respectively.

Kennedy-Wilson Holdings, Inc
Property-Level NOI Reconciliation
(Unaudited)
(Dollars in millions)

	Property-Level NOI		Property-Level NOI
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Income	$72.5	$(19.7)	$292.1	$(64.7)
Less: (Provision for) benefit from income taxes	30.6	(12.8)	98.2	(10.3)
Less: Income from unconsolidated investments	(143.1)	(14.9)	(213.9)	(45.0)
Less: Gain on sale of real estate, net	(15.0)	(4.0)	(417.0)	(47.7)
Add: Acquisition-related expenses	—	0.1	0.4	0.6
Add: Interest expense	45.3	50.8	141.4	150.0
Add: Loss on early extinguishment of debt	—	—	38.6	1.3
Less: Other (loss) income	(0.4)	(0.3)	2.6	(0.2)
Less: Sale of real estate	—	—	—	—
Less: Investment management, property services and research fees	(9.7)	(8.9)	(27.1)	(25.2)
Less: Loans and other	(2.4)	(1.3)	(6.2)	(1.5)
Add: Cost of real estate sold	—	—	—	—
Add: Commission and marketing	0.1	0.9	0.7	2.5
Add: Compensation and related	40.2	26.3	123.5	85.1
Add: General and administrative	8.9	8.6	24.7	26.1
Add: Depreciation and amortization	39.2	44.3	125.3	135.1
Less: NCI adjustments (1)	(1.6)	(1.5)	(4.9)	(4.8)
Add: Unconsolidated investment adjustments (2)	34.6	23.8	87.9	76.5
Property-Level NOI (KW Share)	$99.2	$91.4	$266.3	$277.8
(1) Rental revenues and operating expenses and hotel revenues and operating expenses attributable to non-controlling interests.
(2) The Company’s share of unconsolidated investment net operating income.

Kennedy-Wilson Holdings, Inc.
Reconciliation of Adjusted Fees
(Unaudited)
(Dollars in millions)

Adjusted Fees
	QTD		YTD
	2021	2020	2021	2020
Investment management, property services and research fees	$9.7	$8.9	$27.1	$25.2
Non-GAAP adjustments:
Add back:
KW share of fees eliminated in consolidation(1)	(0.1)	0.3	0.4	0.7
Performance fees included in unconsolidated investments	46.3	(1.3)	62.1	(2.6)
Adjusted Fees	$55.9	$7.9	$89.6	$23.3
(1) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.